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                                                                    EXHIBIT 21.1
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                                                                   EXHIBIT 21.1
                                 OTHER NAME UNDER WHICH          JURISDICTION OF
NAME OF SUBSIDIARY             SUBSIDIARY CONDUCTS BUSINESS       INCORPORATION
Neutrino Resources Inc.                  None                      Alberta, Canada
SMC Production Co.                       None                      Texas
BEC Energy, Inc.                         None                      Texas
SMC Ecuador, Inc.                        None                      Delaware
Amerac Energy Corporation                None                      Delaware
Spruce Hills Production Company, Inc.    None                      Delaware

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